Exhibit 99.3

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following discussion addresses the material U.S. federal income tax consequences of the ownership of Shares by U.S. Holders (as defined below). Capitalized terms used and not defined herein have the meanings ascribed to them in the Prospectus dated September 18, 2025 with the Securities and Exchange Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

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financial institutions;
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dealers in securities or commodities;
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traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;
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persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;
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Authorized Participants (as defined below);
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persons whose functional currency is not the U.S. dollar;
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entities or arrangements classified as partnerships for U.S. federal income tax purposes;
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real estate investment trusts;
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regulated investment companies;
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tax-exempt entities, including individual retirement accounts; and
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a U.S. Holder that owns, actually or constructively, more than 10% of the Shares.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain. The Manager does not intend to request a ruling from the Internal Revenue Service (the “IRS”) on these issues. Rather, the Manager will cause the Fund to take positions that it believes to be reasonable. There can be no assurance that the IRS will agree with the positions the Fund takes, and it is possible that the IRS will successfully challenge the Fund’s positions.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets (i) are “property,” (ii) are not “currency” for purposes of the rules of the Code relating to foreign currency and (iii) may be held as a capital asset. The IRS subsequently has released two revenue rulings (the “Rulings”) and a set of “Frequently Asked Questions” (the “FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income, guidance with respect to the timing of recognition of staking rewards and guidance with respect to the determination of the tax basis of digital assets. However, the Notice, the Rulings and the FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, there is no guidance directly addressing whether, and in what circumstances, trading in digital assets might give rise to income that is effectively connected with the conduct of a trade or business in the United States (“effectively connected income”). In addition, although the Notice contemplates that rewards earned from “mining” will constitute taxable income, and one of the Rulings concludes that rewards from staking similarly will constitute current taxable income, there is no guidance directly addressing amounts received in connection with digital asset lending activities, including with respect to whether and when engaging in staking or digital asset lending might rise to the level of a trade or business. It is likely, however, that the IRS would assert that lending digital assets gives rise to current, ordinary income with respect to any compensation received for such lending activities. More generally, there also is no guidance directly addressing the U.S. federal income tax consequences of lending digital assets, and it is possible that a lending transaction could be treated as a taxable disposition of the lent digital assets. Because the treatment of digital assets is uncertain, it is possible that the treatment of ownership of any particular digital asset may be adverse to the Fund. For example, ownership of a digital asset could be treated as ownership in an entity, in which case the consequences of ownership of that digital asset would depend on the type and place of organization of the deemed entity. Moreover, although the FAQs and one of the Rulings address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions. While the Rulings and the FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Rulings and the FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Therefore, although the Manager has committed to causing the Fund to abandon all Forked Assets to which the Fund otherwise might become entitled, it is possible that the IRS could treat the Fund’s receipt of digital assets as a result of a fork, airdrop or similar occurrence as ordinary income.

There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Notice, the Rulings and the FAQs. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for investors in the Fund and could have an adverse effect on the value of digital assets. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Fund could hold certain types of digital assets that are not within the scope of the Notice, in the event the Manager seeks to change the Fund’s policy with respect to Forked Assets, subject to NYSE Arca obtaining regulatory approval from the SEC.

The remainder of this discussion assumes that any digital assets that the Fund may hold are properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the rules with respect to foreign currency gain and loss.

U.S. Entity-Level Taxation of the Fund

The Fund has elected to be treated as a corporation for U.S. federal income tax purposes.

The Manager believes that the Fund will not be treated as engaged in a trade or business in the United States and thus will not derive income that is treated as effectively connected income. There can, however, be no complete assurance in this regard. In particular, as discussed above, there is no guidance directly addressing whether, and in what circumstances, trading in digital assets might give rise to effectively connected income. Although the Manager expects to take the position that the Fund is an investor, rather than a trader, in digital assets, and investing in commodities for one’s own account generally does not give rise to effectively connected income, there is some uncertainty regarding the application of these rules to digital assets and the Fund. As discussed above, there also is no guidance directly addressing the U.S. federal income taxation of lending digital assets or with respect to whether and when engaging in staking or digital asset lending might rise to the level of a trade or business. If the Fund were treated as engaged in a trade or business in the United States, it would be subject to U.S. federal income tax, at the rates applicable to U.S. corporations (currently, at the rate of 21%), on its net effectively connected income. Any such income might also be subject to U.S. state and local income taxes. In addition, the Fund would be subject to a 30% U.S. branch profits tax in respect of its “dividend equivalent amount,” as defined in Section 884 of the Code, attributable to its effectively connected income (generally, the after-tax amount of certain effectively connected income that is not treated as reinvested in the trade or business). If the Fund were treated as engaged in a trade or business in the United States during any taxable year, it would be required to file a U.S. federal income tax return for that year, regardless of whether it recognized any effectively connected income. If the Fund did not file U.S. federal income tax returns and were later determined to have engaged in a U.S. trade or business, it would generally not be entitled to offset its effectively connected income and gains against its effectively connected losses and deductions (and, therefore, would be taxable on its gross, rather than net, effectively connected income). If the Fund recognizes any effectively connected income, the imposition of U.S. taxes on such income may have a substantial adverse effect on the return to shareholders.

Provided that it does not constitute effectively connected income, any U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by the Fund would generally be subject to U.S. withholding tax at the rate of 30% (subject to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, ordinary income recognized by the Fund as a result of a fork, airdrop or similar occurrence, in the event the Manager seeks to change the Fund’s policy with respect to Forked Assets, subject to NYSE Arca obtaining regulatory approval from the SEC, would presumably constitute FDAP income. If, in the future, the Fund engages in staking or digital asset lending activities, it is also possible that the receipt of staking rewards or compensation received in respect of lending activities will be considered FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. In the absence of guidance, it is possible that a withholding agent will withhold 30% from any income derived by the Fund as a consequence of a fork, airdrop or similar occurrence, or from staking or digital asset lending activities.

Tax Consequences to U.S. Holders

The discussion that follows applies to you if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

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an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
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a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or
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an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as specifically noted, the discussion below assumes that you will acquire all of your Shares on the same date solely for cash.

Although there is no certainty in this regard, the Fund may be a “passive foreign investment company,” as defined in Section 1297 of the Code (a “PFIC”) for U.S. federal income tax purposes. The material consequences of the PFIC rules are set forth below. In addition, under certain circumstances, the Fund may be a “controlled foreign corporation” (a “CFC”) for U.S. federal income tax purposes. If the Fund is a CFC, the CFC rules, rather than the PFIC rules discussed below, will apply to you if you are a 10% U.S. Shareholder, as defined below, of the Fund. A “10% U.S. Shareholder” is a United States person that owns, directly or under applicable constructive ownership rules, at least 10% of the value or voting power of the non-U.S. corporation’s stock. You should consult your tax adviser if you are or may become a 10% U.S. Shareholder, as the U.S. federal income tax consequences of an investment in the Fund may differ materially from the discussion below if the Fund is a CFC and you are a 10% U.S. Shareholder of the Fund.

You should consult your tax adviser concerning the Fund’s potential PFIC status and CFC status, and the tax considerations relevant to an investment in a PFIC or CFC. You should also read the discussion under the headings “—Information Reporting and Backup Withholding,” “—Information Reporting by Shareholders” and “—FATCA Tax” below.

Taxation of Distributions

Subject to the PFIC rules described below, distributions paid on Shares, other than certain pro rata distributions of Shares, will be treated as dividends to the extent paid out of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to applicable limitations including the PFIC rules discussed below, dividends paid to certain non-corporate U.S. Holders may be “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. You should consult your tax adviser regarding the availability of these favorable tax rates on dividends in your particular circumstances. Dividends paid by us would not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. The dividend income will generally be treated as foreign-source income for U.S. foreign tax credit purposes. However, depending on the composition of our income and whether we are a “United States-owned foreign corporation” (generally, a foreign corporation more than 50% of the stock of which (by vote or value) is owned or, under certain constructive ownership rules, treated as owned by United States persons), a portion of any dividends paid by us may be treated as U.S.-source income for purposes of determining your foreign tax credit limitation. You should consult with your tax advisor regarding these rules.

Risk of Constructive Distributions

The Fund issues Shares to, and redeems Shares from, Authorized Participants on an ongoing basis. In certain circumstances, redemption proceeds delivered to an Authorized Participant could be treated as a dividend for U.S. federal income tax purposes and, in that case, it is possible that other shareholders of the Fund whose percentage interests in the Fund increase as a result of such redemption will be treated as having received a taxable distribution (generally treated as described above in “—Taxation of Distributions”) from the Fund to the extent of such increase.

Sale or Other Disposition of Shares

Subject to the PFIC described below, for U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of Shares will be capital gain or loss, and will be long-term capital gain or loss if you held the Shares for more than one year. The amount of gain or loss will equal the difference between your tax basis in the Shares and the amount realized on the disposition. This gain or loss generally will be U.S. source gain or loss for foreign tax credit purposes.

PFIC Rules

It is not clear whether the Fund is a PFIC for U.S. federal income tax purposes, the guidance in the Rulings and the FAQs has increased the uncertainty in this regard, and Davis Polk expresses no opinion regarding the Fund’s PFIC status. However, because it is possible that the Fund is a PFIC, the Fund will provide to each U.S. Holder, and to any other shareholder upon request, PFIC Annual Information Statements that will include the required information and representations to permit such U.S. Holder (or any direct or indirect beneficial owner of an interest in any shareholder) to make a “qualified electing fund” election (a “QEF Election”) or “mark to market” election (an “MTM Election”) with respect to the Fund. You should consult your tax adviser as to whether you should make a QEF Election or MTM Election. Assuming that the Fund is a PFIC, failure to make a QEF Election or MTM Election with respect to an investment in the Fund could result in materially adverse tax consequences to you, as described below.

For simplicity of presentation, it is assumed for purposes of the following disclosure that the Fund is a PFIC.

Consequences in Absence of QEF Election or MTM Election

If you do not make a QEF Election or MTM Election with respect to the Fund, any “excess distribution” received by you from the Fund, and any gain recognized by you on a sale or other disposition (including, under certain circumstances, a pledge) of Shares, will be treated as having been earned ratably (on a straight-line basis) over your holding period for your Shares. The portion allocated to the taxable year of the “excess distribution,” or to the year of the sale or other disposition, will be treated as ordinary income. The portion allocated to each prior taxable year will be subject to U.S. federal income tax at the highest marginal rate applicable to you (as a corporate or individual taxpayer, as the case may be) for such taxable year, and an interest charge for the deemed deferral benefit will be imposed on the resulting tax liability for each prior taxable year.

If you do not make a QEF Election or MTM Election, distributions by the Fund to you, other than “excess distributions,” will be taxable as ordinary income (and not as “qualified dividend income” as discussed above) to the extent such distributions are made out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that a distribution (other than an “excess distribution”) exceeds the Fund’s current and accumulated earnings and profits, the distribution will be treated, first, as a return of capital that will reduce your tax basis in your Shares and, after such tax basis has been reduced to zero, as gain from a sale or exchange of your Shares, which will be subject to U.S. federal income tax as described above. Although the Manager has committed to causing the Fund to abandon all Forked Assets to which the Fund otherwise might become entitled, these rules would apply to any in-kind distribution of a Forked Asset that the Fund makes to you in the future, with the amount of the distribution equal to the fair market value of such Forked Asset on the date of the distribution.

Consequences Pursuant to QEF Election

You can mitigate the consequences described above by making a QEF Election with respect to the Fund. You can make a QEF Election by attaching a properly executed IRS Form 8621 to your U.S. federal income tax return for the first taxable year in which you wish the election to apply. However, if you do not make a QEF Election with respect to the Fund for the first taxable year in which you hold any Shares, a later QEF Election with respect to the Fund will not apply with respect to your investment in the Fund unless you elect to recognize gain, if any, as if you sold your Shares on the first day of the first taxable year to which the QEF Election applies. Any gain that you recognize as a consequence of such an election will be subject to U.S. federal income tax as described above under “—Consequences in Absence of QEF Election or MTM Election.”

If you make a valid QEF Election with respect to your Shares, you will be required to report on your U.S. federal income tax return, and thus to take into account in determining its U.S. federal income tax liability, your pro rata share of the Fund’s ordinary earnings and net capital gain for the taxable year of the Fund ending within or with your taxable year, regardless of whether the Fund makes any distributions to you. You will include your pro rata share of the Fund’s ordinary earnings (which includes net short-term capital gains) as ordinary income, and will include your pro rata share of the Fund’s net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss) as long-term capital gain. You will not be entitled to claim deductions for any net losses incurred by the Fund, and the Fund will not be entitled to carry its net losses for any taxable year back or forward in computing its ordinary earnings and net capital gain for other taxable years. In addition, you will not be entitled to claim a foreign tax credit for any non-U.S. taxes borne by the Fund, but these taxes will reduce the amount of income that you would otherwise be required to include pursuant to the QEF Election. Your tax basis in your Shares will be increased by the amounts you include in income as a consequence of the QEF Election and decreased by the amount of distributions you receive from the Fund out of earnings that you previously included in income as a consequence of the QEF Election.

The Manager believes that, in general, gains and losses recognized by the Fund from the sale or other disposition of digital assets will be treated as capital gains or losses pursuant to the Notice. The Fund may sell digital assets for U.S. dollars or other fiat currency to fund redemptions, in connection with rebalancings, in order to pay Additional Fund Expenses and in connection with its liquidation. In addition, the Fund’s payment of the Manager’s Fee or any Additional Fund Expenses through a transfer of digital assets will be treated for U.S. federal income tax purposes as a sale of the relevant digital assets for their fair market value on the date of such transfer or distribution, except that, solely in the case of a distribution to the shareholders (or their agent), the Fund will not recognize any loss realized by it on such deemed sale. In addition, any gain or loss the Fund recognizes on a disposition of a fiat currency other than the U.S. dollar will generally be treated as ordinary income or loss. Accordingly, if you make a QEF Election with respect to the Fund, you may be required to include significant amounts of taxable income or gain each taxable year with respect to your investment in the Fund, even if you receive no distributions from the Fund during that taxable year.

As discussed above, there is uncertainty with respect to many significant aspects of the U.S. federal income tax treatment of digital assets, including the timing and character of income earned as a result of lending activities. If the IRS successfully challenges the Fund’s determination of its income, the Fund may be required to issue revised PFIC Annual Information Statements for prior taxable years, and you may be required to amend your tax return for those years.

Assuming that you make a QEF Election with respect to your Shares, a distribution by the Fund to you will be taxable as ordinary income (and not as “qualified dividend income”) to the extent such distributions are made out of the Fund’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, except to the extent that you can establish that the distributions are made out of earnings that were previously included in income by any U.S. person as a consequence of a QEF Election. The portion of any such distribution that you can establish as being made out of earnings that were previously included in a U.S. person’s income pursuant to a QEF Election will not be subject to U.S. federal income tax. To the extent that a distribution exceeds the Fund’s current and accumulated earnings and profits, the distribution will be treated, first, as a return of capital that will reduce your tax basis in your Shares and, after such tax basis has been reduced to zero, as gain from a sale or exchange of your Shares.

Upon a sale or other exchange of Shares, you will generally recognize gain or loss equal to the difference between the amount realized and your tax basis in your Shares. Assuming that you have made a QEF Election with respect to its Shares, any such gain or loss will constitute capital gain or loss, and will be long-term capital gain or loss if your holding period for the Shares was more than one year as of the date of the sale or other exchange.

If you make a QEF Election with respect to your Shares, you may also elect to defer the payment of the taxes in respect of your share of the Fund’s undistributed ordinary earnings and net capital gain, subject to the payment of an interest charge on the deferred tax liability. If you make this election, the deferred tax liability with respect to the undistributed earnings attributable to your Shares will generally become payable on the due date (determined without regard to extensions) of your U.S. federal income tax return for the taxable year in which you sell or pledge such Shares. If the Fund makes a distribution, however, the deferred tax liability with respect to your share of the distributed earnings will become payable on the due date (determined without regard to extensions) of your U.S. federal income tax return for the taxable year in which the distribution occurs.

Consequences Pursuant to MTM Election

If the Shares are “regularly traded” on a “qualified exchange” (such as NYSE Arca), you may make an MTM Election that would result in tax treatment different from the general tax treatment for PFICs described above. The Shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the Shares is traded on a qualified exchange on at least 15 days during each calendar quarter.

If you make an MTM Election, you generally will recognize as ordinary income any excess of the fair market value of the Shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the MTM Election). If you make the MTM Election, your tax basis in the Shares will be adjusted to reflect the income or loss amounts recognized. Any gain recognized on the sale or other disposition of Shares in a year when the Fund is a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the MTM Election). Distributions paid on Shares will be treated as described in “—Taxation of Distributions” above, except that they will not be eligible to be treated as “qualified dividend income.”

Information Reporting and Backup Withholding

Payments of Fund dividends, and of proceeds from sales of Shares, that are made to you within the United States or through certain U.S.-related financial intermediaries will generally be subject to U.S. information reporting, and may be subject to U.S. backup withholding, unless (i) you are a corporation or other exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting by Shareholders

You may be subject to various information reporting requirements as a consequence of an investment in the Fund. Failure to satisfy these requirements may result in substantial penalties. Certain U.S. federal information reporting requirements are summarized below, but this summary does not purport to provide an exhaustive list of such requirements. Prospective investors are urged to consult their tax advisers concerning the information reporting requirements to which they may be subject as a consequence of an investment in the Fund.

If you are an individual U.S. Holder, unless you hold your Shares in a financial account maintained by a financial institution, you will be required to report information relating to your ownership of Shares on IRS Form 8938 for each taxable year in which you hold interests in “specified foreign financial assets,” as defined in Section 6038D of the Code, including Shares, with an aggregate value in excess of an applicable threshold amount. Certain U.S. Holders that are entities may be subject to similar rules.

If the Fund is a PFIC, you will generally be required to file IRS Form 8621 with respect to the Fund for each year in which you hold Shares. Additional reporting requirements will apply to you if you own (actually or constructively) a 10% or greater interest in the Fund.

FATCA Tax

Under certain provisions of the Code and Treasury regulations promulgated thereunder (commonly referred to as “FATCA”), as well as certain intergovernmental agreements between the United States and certain other countries (including the Cayman Islands) together with expected local country implementing legislation, certain payments made in respect of the Shares may be subject to withholding (“FATCA withholding”).

The Fund (or a relevant intermediary) may be required to impose FATCA withholding on payments in respect of the Shares to the extent that such payments are “foreign passthru payments,” made to non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the IRS pursuant to FATCA or otherwise established an exemption from FATCA, and other shareholders that fail to provide sufficient identifying information to the Fund or any relevant intermediary. The term “foreign passthru payment” is not yet defined. It is not clear whether and to what extent payments on the Shares will be considered foreign passthru payments subject to FATCA withholding or how intergovernmental agreements will address foreign passthru payments (including whether withholding on foreign passthru payments will be required under such agreements). Withholding on foreign passthru payments will not apply prior to the date that is two years after the publication of the final regulations defining “foreign passthru payments.” You should consult your tax adviser as to how these rules may apply to payments you receive under the Shares.